EXHIBIT 3 (l)
              Houston General Insurance Company
              4055 International Plaza
                   Fort Worth, Texas 76109

                      DECLARATIONS PAGE
                  SERVICE PLAN CERTIFICATE CONTRACTUAL
                  INSURANCE POLICY
Policy No.:       5CIM9471816-00
Prior No.:        NEW
Named Insured:    Warrantech Consumer Product Services,
                  Inc.

Mailing Address:  300 Atlantic Street
                  Stamford, Connecticut  06901

Policy Period:    From April 1, 1996 continuous until
                  cancelled

Authorized
Representative:   Intercontinental Brokerage Incorporated
                  445 Livernois, Suite 333
                  Rochester Hills, Michigan 48307

Agent Code:       75-4490

Business
Description:      Consumer products as described in the
                  schedule of approved products on file
                  with the Company and the Named Insured.

Premium:          Per Premium Reporting Form reported to
                  the Company.

Countersigned by: ___________________________
                  (Authorized Representative)

NOTE:     THIS IS NOT A VALID INSURANCE POLICY UNLESS AND
          UNTIL A DULY SIGNED NUMBERED DECLARATIONS PAGE
          IS ATTACHED.

        SERVICE PLAN CERTIFICATE

      CONTRACTUAL INSURANCE POLICY

                      TABLE OF CONTENTS

                  I    Insuring Agreement

                  II   Definitions

                  III  Duties of the Company

                  IV  Duties of the Named Insured

                   V   Exclusions

                  VI Premiums and Rates

                  VII Limits of Liability

                  VIII  Policy Term

                  IX    Cancellation

                  X     Policy Period and Territory

                  XI    General Provisions

The Insurance Company shown on the Declarations Page

(hereafter referred to as the Company), in consideration of

the payment of the premium and subject to all the provisions of the policy contained herein, agrees with the Named

Insured as follows:





1.   INSURING AGREEMENT

     The Company agrees to pay to the Named Insured or on

behalf of the Named Insured, to reimburse repair facilities

which are authorized to perform repairs on behalf of the

Named Insured all sums which the Named Insured by reason of

contractual liability assumed under a written contract

designated in the Business Description on the Declarations

Page, shall become legally obligated to pay as claims under

valid Service Plan Certificates issued by the Named Insured

while this Policy is in force and which are payable under

the terms of the Policy.





II. DEFINITIONS

     a.   NAMED INSURED:  The person(s) and/or

          organization(s) named as the Named Insured on the

          Declarations Page which is attached to this

          policy.



     b.   SERVICE PLAN CERTIFICATE:  Service Plan

          Certificate, or Service Plan Extension

          Certificate issued by the Named Insured

          (copies of which are on file with the

          Company):

     i.   While this policy is in force;

     ii.  On a form approved in writing by the Company; or

          its Authorized Administrator

     iii. For which the premium has been paid to the

          Company or its authorized representative; and iv.

          As described in the Business Description

          shown on the Declaration Page.

c.   SERVICE PLAN CERTIFICATE HOLDER:  Any person or

     other legal entity who acquires the rights to a valid

     Service Plan Certificate as defined in Section II.b.

d.   INSURED'S CONTRACTUAL OBLIGATIONS TO SERVICE PLAN

     CERTIFICATE HOLDER:

     i.   The duty or liability of the Named Insured to

          a Service Plan Certificate Holder to repair or

          replace covered parts; or

     ii.  To reimburse for the reasonable cost of

          repair or replacement of such covered parts.

          No other duties or liabilities, either express or

          implied, which may arise from a Service Plan Certificate

          are insured in this policy

e.   SERVICE PLAN CERTIFICATE HOLDER CLAIM:  A claim

     made by a Service Plan Certificate Holder in accordance

     with the terms of the Service Plan Certificate.

f.   INSURED'S CLAIM:  A claim by the Named Insured for

     payment under this policy based on the Named Insured's

     Contractual Obligations as stated in the Service Plan

     Certificate.

g.   LOSS:  Expenses necessarily incurred by the Named

     Insured or on behalf of the named Insured in the

     performance of Contractual Obligations as stated in the

     Service Plan Certificate.

h.   POLICY PERIOD:  Begins at 12:01 A.M. Standard time

     at the address of the Named Insured shown on the

     Declaration Page.

III. DUTIES OF THE COMPANY

     The Company, subject to the terms and conditions of

this policy, agrees to reimburse the Named Insured all sums

for which the Named Insured is obligated to pay under the

Named Insured's Contractual Obligations to a Service Plan

Certificate Holder, as provided for under a valid Service

Plan Certificate.


IV.  DUTIES OF THE INSURED

     The named Insured agrees to the following:

     a.   ISSUE OF SERVICE PLAN CERTIFICATE:  The Named

          Insured will report monthly records evidencing

          issuance of a Service Plan Certificates to the

          Company in the care of its Authorized

          Representative.

     b.   PAYMENT OF PREMIUMS:  Within sixty (60) days from

          the last day of each month in which any Service

          Plan Certificate is issued, the Named insured

          shall pay the full premium due for such Service

          Plan Certificates.  The payment or premiums are

          due the Company and are to be sent to its

          Authorized Representative.

     c.   COMMENCEMENT OF COVERAGE:  Named Insured agrees

          that the Company shall have no obligation under

          this policy until:

          i.   Named Insured has issued a Service Plan

               Certificate; and

          ii.  The Company or its Authorized Representative

               has received the premium for same.


     d.   NOTICE OF CLAIM;  When a Service Plan Certificate

          Holder presents a Service Plan Certificate claim,

          the Named Insured shall process the claim per the

          agreement stated in the Service Plan Certificate.


     e.   PROOF OF LOSS:  The Named Insured shall give

          written proof of claim to the Company or its

          Authorized Representative.  Such proof shall be

          made monthly evidencing the Service Plan number

          and total amount of claims paid by item.  The

          Named Insured agrees to submit to examination

          under oath by any person named by the Company as

          often as may be required to verify proof of loss.



V.   EXCLUSIONS

     This policy provides coverage only for the Named

     Insured's Contractual Obligation under a valid Service Plan

     Certificate, and does not apply to any:

     a.   Liability for damages caused by repair work or

          failure to perform repair work by the Named

          Insured, its agents or employees, or any other

          repair facility, its agents or employees;

     b.   Duties or liabilities which arise and/or may arise

          by virtue of the Named Insured's sale of the

          product which is the subject of a Service Plan

          Certificate, or any part of such product;

     c.   Liability for negligence;

     d.   Liability for defective products and/or

          workmanship;

     e.   Duty or liability to anyone other than the Service

          Plan Certificate Holder;

     f.   Duties, liabilities or claims arising from any

          acts of fraud, or other dishonest or criminal acts

          of the Named Insured, its agents or employees.


     g.   Loss of use of tangible property which has not

          been physically injured or destroyed resulting

          from:

          i.   A delay in or lack of performance by or on

               behalf of the Named Insured of any contract or

               agreement other than as assumed under a

               Service Plan Certificate, or

          ii.  The failure of the Named Insured's products or

               work performed by or on behalf of the Named

               Insured to meet the level of Performance,

               quality, fitness or durability warranted or

               represented by the Named Insured; other than

               as assumed under a Service Plan Certificate.

     h.   Damages claimed for the withdrawal, inspection,

          repair, replacement, or loss of use of the Named

          Insured's products or work completed by or for the

          Named Insured or of any property of which such

          products or work form a part, if such products,

          work or property are withdrawn from the market or

          from use because of any known or suspected defect

          of deficiency therein.

     i.   Liability for any service plan certificate issued

          on a product, not on the Company's schedule of

          approval products on file with the Company and

          Named Insured.

VI.  PREMIUMS AND RATES

     a.   Premium charges for each Service Plan Certificate

          will be made per the Company's rates and rules in

          effect at the time each Service Plan Certificate is

          issued.


     b.   The Company from time to time may effect changes

          in the Rate Schedule applicable to this Policy.

          Such changes will be made by endorsement

          to the Policy stating the date such changes are

          effective.



VII. LIMITS OF LIABILITY

    The limit of the Company's liability is the lesser of

    the following:

     a.   SINGLE CLAIM LIMIT OF LIABILITY:  The Company's

          limit of liability, with respect to any one claim,

          shall not exceed the actual cash value of the

          product prior to the event giving rise to the

          Service Plan Certificate Holder Claim.  "Actual

          Cash Value" means the amount which it would cost to

          repair or replace damaged property with a material

          of like kind and quality, less allowance for

          deterioration and depreciation.

     b.   AGGREGATE LIMIT OF LIABILITY PER SERVICE PLAN

          CERTIFICATE:  The Company's total limit of

          liability for any one Service Plan Certificate or

          extension thereof shall not exceed the purchase

          price of the product paid by the Service Plan

          Certificate Holder.

VIII.     POLICY TERM

    The policy is issued and goes into effect at the Date

and Time shown on the Declaration Page.  This policy shall

remain in effect until cancelled or until the Expiration Date shown on the Declaration Page.

IX.  POLICY CANCELLATION

     a.   BY THE COMPANY:  The Company shall have the right

          to cancel the policy without cause by giving ninety

          (90) days written notice to the Named Insured.

          Also, the Company shall have the right to cancel

          the policy by giving thirty (30) days written

          notice:


     i.   If required to do so by any regulatory body;

     ii.  In the event the Named Insured does not make

          premium payment as required;

     iii. In the event of any act of fraud by the Named

          Insured;

     iv.  In the event of any material violation of any

          of the terms of this policy, however, in the

          event the Named Insured is able to show within

          thirty (30) days to the satisfaction of the

          Company that the material violation has been

          corrected then the policy shall be reinstated.

     b.   If the Company cancels or non-renews the Named

          Insured or this policy, the Named Insured or

          Company will send at least sixty (60) days advance

          notice of our intention not to renew, by registered

          mail, certified mail, or by mail evidenced by a

          certificate of mailing or delivery to the Insurance

          Commissioner specifying the reason for the non-

          renewal.

     c.   BY THE INSURED:  The Named Insured has the right

          to cancel this policy:

     i.   By sending the Company or its Authorized

          Representative written notice of its intent to

          cancel the policy showing the date

          cancellation is to be effective;

     ii.  By returning the original policy or a signed

          Lost Policy Release to the Company or its

          Authorized Representative showing the date

          cancellation is to be effective.

d.   EFFECT OF CANCELLATION:  Cancellation of this

     policy shall not affect the duties of the Named

     Insured or the Company, as set forth in this

     policy, as respects Service Plan Certificates

     issued before the effective date of cancellation.



X.   POLICY PERIOD AND TERRITORY

     This Policy applies only to claims on Service

     Plan Certificates that were issued during the Policy

     Period and that occur within the United States of

     America.


XI.  GENERAL PROVISIONS

     a.   INSURED'S REPRESENTATIONS:  By acceptance of

          this policy, the Named Insured agrees that all

          statements contained in the application for

          this policy and on the Declarations Page

          attached hereto are correct.  This policy is

          issued relying upon the truth of such

          statements and includes all agreements

          between the Named Insured an the Company.

     b.   INSPECTION AND AUDIT:  The Company and/or

          its designated representative shall have the

          right to inspect the Named Insured's

          premises, books and records as they pertain

          to coverage provided under this policy.

          This right shall extend until one (1) year

          after Named Insured's Service Plan

          Certificates are no longer in effect.



     c.   SUBROGATION AND RECOVERIES:

          i.   In the event of any payment by the

               Company under the policy, the Company

               shall be entitled to all of the Named

               Insured's rights of recovery against

               any person or entity. The Named Insured

               shall execute and deliver instruments and

               papers and do whatever is necessary to

               secure such rights.  The Named Insured

               shall do nothing to interfere with such

               rights.

     ii.  After a payment of loss by the Company, all

          amounts recovered by the Named Insured for

          which the Named Insured has been indemnified

          shall become the property of and be

          forwarded to the Company by the Named

          Insured up to the total amount of loss paid

          by the Company.

     iii. The Company shall not be entitled to any

          subrogation proceeds unless and until the

          Named Insured has been fully reimbursed for

          his loss.

d.   NO BENEFIT TO BAILEE:  The insurance afforded by

     this Policy shall not inure directly or

     indirectly to the benefit of any carrier or other

     Bailee for loss covered by a Service Plan

     Certificate.

e.   CHANGES/AMENDMENT:  No waiver or change of the

     terms of this policy shall be made except when

     done so in writing, signed by an authorized

     representative of the Company.  Written changes

     must be attached to and form a part of this

     policy.

f.   ASSIGNMENT BY INSURED:  Assignment of interest

     under this Policy shall not bind the Company

     until its consent is endorsed hereon.

g.   INSOLVENCY OR BANKRUPTCY OR INSURED:  The

     insolvency or bankruptcy of the Named Insured

     shall not relieve the Company of its obligations

     under this Policy.  Should a judgment be rendered

     against an insolvent or bankrupt insured, the

     Company shall be liable for the amount of such

     judgment not to exceed the applicable limit of

     liability under the Policy.


     h.   ACTION AGAINST COMPANY:  No action shall lie

          against the Company unless, as a condition

          precedent thereto:

          i.   The Named Insured shall have fully

               complied with all terms and Conditions

               of this Policy;

          ii.  The amount of the Named Insured's

               obligation to pay shall have been

               finally determined either by judgment

               against the Named Insured (after actual

               trial) or by written agreement of the

               Named Insured, Claimant and Company;

               and

          iii. Unless commenced within twelve (12)

               months of the date of the loss.

i.   POLICY TERMS:  The terms of this policy which are

in conflict with the statutes of the state wherein

this policy is issued are hereby amended to conform to

such statutes.  Any repair facility authorized by the

Named Insured to perform repairs on behalf of the

Named Insured or the legal representatives thereof who

has secured such judgment or written agreement shall

thereafter be entitled to recover under this Policy to

the extent of the insurance afforded under this

Policy.  No person or organization shall have any

right under this Policy to join the Company as a party

to any action against the Named Insured to determine

the Named Insured's liability.  The Company shall also

not be impleaded by the Named Insured or his legal

representatives. The Named Insured warrants that this

is the only insurance applicable to Service Plan

Certificate Holder claims arising out of the Business

Description shown in the Declarations Page.





IN WITNESS WHEREOF, the Company has caused this Policy

to be executed and attested.  However, this Policy

shall not be valid unless countersigned by a duly

authorized agent of the Company.







  THIS ENDORSEMENT CHANGES THE POLICY, PLEASE READ IT
                       CAREFULLY
              GENERAL CHANGE ENDORSEMENT
This endorsement changes the policy effective on the
inception date of the policy unless another date is
indicated below.
Endorsement effective:                Policy Number:
4-1-95                                05CIM9471816-
00
Named Insured                         Endorsement
Number
Warrantech Consumer Product Services  03 (page 1 of
2)

Additional Premium: Return Premium:   Countersigned by:
$  N/A              $  N/A
Intercontinental
                                        Brokerage,
Inc.
     TEXAS CHANGES - CANCELLATION AND NONRENEWABLE
a.   Section IX.  Policy Cancellation is deleted and
replaced by the following:

     IX.       Policy Cancellation.  This policy may
be canceled by the Named Insured by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective. This policy may be canceled by the Company by mailing or delivering to the Named Insured written notice of cancellation, stating the reason for cancellation, at least 10 days before the effective date of cancellation.

               If this policy has been in effect for
60 or fewer days, the Company may cancel for any reason.

               If this policy has been in effect for
more than 60 days, the Company may cancel only for one or more of the following reasons:

               (a)  Fraud in obtaining coverage;
               (b)  Failure to pay premiums when due;
               (c)  An increase in hazard within the
                    control of the insured which would
                    produce an increase in rate;
               (d)  Loss of our reinsurance coverage
                    all or part of the risk covered
                    by the policy; or
               (e)  If the Company has been placed in

                    supervision, conservatorship, or

                    receivership and the cancellation

                    is approved or directed by the

                    supervisor, conservator, or

                    receiver.

    THIS ENDORSEMENT CHANGES THE POLICY, PLEASE READ

                         IT CAREFULLY

                GENERAL CHANGE ENDORSEMENT

This endorsement changes the policy effective on the inception date of the policy unless another date is indicated below.


Endorsement effective:                  Policy Number:
4-1-95                                  05CIM9471816-
00
Named Insured                           Endorsement
Number
Warrantech Consumer Product Services    03 (page 1 of
2)

Additional Premium: Return Premium:     Countersigned
by:
$  N/A              $  N/A
Intercontinental
                                        Brokerage,
Inc.
B.   The following condition is added and supersedes
any
provision to the contrary:

     NONRENEWAL

     a.   The Company may elect not to renew this
          policy by mailing or delivering to the first
          Named Insured, at the last mailing address known to us, written notice of nonrenewal, stating the reason for nonrenewal at least
          60 days before the expiration date.  If
          notice is mailed or delivered less than 60 days before the expiration date, this policy will remain in effect until the 61st day after the date on which the notice is mailed or delivered. Earned premium for any period of coverage that extends beyond the expiration date will be computed prorata based on the previous year's premium.

          It is agreed that the following endorsements are applicable as of the inception date of the policy.

IL0017    Common Policy conditions

IL0021    Nuclear Energy Liability Exclusion
Endorsement

750-0015  Important Notice